UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2005 (May 18, 2005)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

000-29815

(Commission File Number)

Delaware	54-1655029
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 200

Westminster, Colorado 80020

(Address of principal executive offices and Zip Code)

(303) 426-6262

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Non-Employee Director Compensation

The type and amount of compensation paid or awarded to the Company’s non-employee directors is reviewed from time to time by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (“Allos” or the “Company”).  In order to retain the services of the Company’s current non-employee directors, to secure and retain the services of new non-employee directors, and to provide competitive compensation for such persons’ services as directors of the Company, effective as of May 18, 2005, the Compensation Committee recommended and the Board approved the following compensation arrangements for the Company’s  non-employee directors:

•                  The Company will pay the Company’s non-executive Chairman of the Board an annual retainer of $50,000, and will pay each other non-employee director an annual retainer of $25,000, such retainers to be paid in four equal quarterly installments on the first day of each calendar quarter.

•                  The Company will pay the Company’s non-executive Chairman of the Board $5,000 for each regular or special meeting of the Board that such person attends in person, and each other non-employee director $2,500 for each regular or special meeting of the Board that such director attends in person.

•                  The Company will pay each non-employee director $1,000 for each regular or special meeting of the Board that such director attends by means of a conference telephone or similar communications equipment.

•                  The Company will pay the Chairman of the Audit Committee an annual retainer of $5,000, and will pay the Chairman of each other committee of the Board an annual retainer of $2,000.

•                  The Company will pay each non-employee director who serves on any committee of the Board $1,000 for each regular or special meeting that such director attends in person or by means of conference telephone or similar communications equipment, except that the Chairman of the Audit Committee will be paid $2,500 for each regular or special meeting of the Audit Committee that such director attends in person or by means of conference telephone or similar communications equipment.

•                  The Company will reimburse each non-employee director all reasonable out-of-pocket expenses incurred by such director in connection with attending any regular or special meeting of the Board or any regular or special meeting of any committee of the Board.

•                  Under the Company’s stock option grant program for non-employee directors, the Company will grant any person who becomes the Company’s non-executive Chairman of the Board after May 18, 2005 a nonqualified stock option to purchase 50,000 shares of common stock on the date of his or her initial election, and will grant each other person who becomes a non-employee director after May 18, 2005 a nonqualified stock option to purchase 25,000 shares of common stock on the date of his or her initial election (each, an “Initial Grant”).  Initial Grants will vest and become exercisable on each of the first, second and third anniversaries of the grant date, assuming continued service on the Board for such periods.

•                  Under the Company’s stock option grant program for non-employee directors, the Company will grant the Company’s non-executive Chairman of the Board a nonqualified stock option to purchase 50,000 shares of common stock immediately following each year’s annual meeting, and will grant each other non-employee director a nonqualified stock option to purchase 20,000 shares of common stock immediately following each year’s annual meeting (each, an “Annual Grant”), commencing with the Company’s 2005 annual meeting of stockholders; provided that any non-employee director who received an Initial Grant within three months prior to an annual meeting will not receive an Annual Grant until immediately following the second annual meeting after the date of his or her Initial Grant.  Annual Grants will fully vest and become exercisable on the date of the next annual meeting after the grant date, assuming continued service on the Board for such period.

Amendment of Stock Option

On January 12, 2000, the Company granted Dr. Stephen J. Hoffman a stock option to purchase 328,971 shares of common stock at $2.42 per share (the “1995 Plan Option”) under the terms of the Company’s 1995 Stock Option Plan (the “1995 Plan”), a copy of which is filed as Exhibit 10.07 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.  Dr. Hoffman has served as a member of the Board since 1994 and as the Company’s Chairman of the Board since December 2001.  He also served as the Company’s President and Chief Executive Officer from July 1994 to December 2001.  Effective February 28, 2003, the Company entered into a two-year consulting agreement with Dr. Hoffman and terminated the employment agreement previously entered into with him in January 2001.  The consulting agreement expired in accordance with its terms on February 28, 2005.  On May 18, 2005, in recognition of Dr. Hoffman’s efforts and services on behalf of the Company and as an incentive for Dr. Hoffman’s continued service as the Company’s non-executive Chairman of the Board, the Compensation Committee recommended and the Board approved an amendment to the 1995 Plan Option to extend the exercise period for such option until the earlier of (i) January 12, 2010 (the expiration date of such option), or (ii) three months after the date that Dr. Hoffman ceases to serve as a director of the Company.  Prior to such amendment, the 1995 Plan Option would have expired on May 28, 2005, or three months after the expiration of Dr. Hoffman’s consulting agreement with the Company.   Except as set forth above, the 1995 Plan Option remains in full force and effect in accordance with its original terms.

Item 3.03  Material Modifications to Rights of Security Holders

On May 18, 2005, the Company issued 23,524,430 shares of the Company’s common stock in exchange for shares of the Company’s Series A Exchangeable Preferred Stock, on a 10-for-1 exchange ratio, upon stockholder approval of such exchange.  There are no longer any shares of the Series A Exchangeable Preferred Stock outstanding. The shares of common stock issued in the exchange represent approximately 43% of the total number of shares of the Company’s common stock outstanding.  Warburg Pincus Private Equity VIII, L.P. owns approximately 41.4% of the total number of shares of the Company’s common stock outstanding as a result of the exchange of shares of common stock for shares of Series A Exchangeable Preferred Stock on May 18, 2005.

Item 8.01  Other Events

On May 19, 2005, the Company issued a press release announcing stockholder approval of the issuance of shares of the Company’s common stock upon exchange of shares of the Company’s Series A Exchangeable Preferred Stock.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits.

99.1  Press Release, dated May 19, 2005, entitled “Allos Therapeutics Announces Stockholder Approval of Share Exchange.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 23, 2005

ALLOS THERAPEUTICS, INC.

	By:	/s/ Marc H. Graboyes
Marc H. Graboyes
	Its:	Vice President, General Counsel